As filed with the Securities and Exchange Commission on January 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOTOROLA SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-1115800
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 W. Monroe Street,

Chicago, Illinois 60661

(Address of Principal Executive Offices) (Zip Code)

Motorola Solutions 401(k) Plan

(Full Title of the Plan)

James A. Niewiara

Senior Vice President, General Counsel

500 W. Monroe Street, Chicago, Illinois 60661

(Name and Address of Agent for Service)

(847) 576-5000

Telephone Number, Including Area Code, of Agent For Service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Motorola Solutions, Inc., a Delaware corporation (the “Registrant”), to register 800,000 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”) that may be issued under the Motorola Solutions 401(k) Plan (the “Plan”) and an indeterminate amount of Plan interests.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (“SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant and the Plan incorporate by reference the following documents filed with the SEC into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2025, June 28, 2025 and September 27, 2025;

(c)

The Registrant’s Current Reports on Form 8-K filed on April  25, 2025, May  19, 2025, May  27, 2025 (except Item 7.01 therein), June  16, 2025, July  21, 2025, August  6, 2025 (except Item 7.01 therein) and November 18, 2025; and

(d)

The description of the Registrant’s Common Stock contained in our Registration Statement on Form 8-B filed on July 2, 1973, as updated by the description of our common stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any subsequently filed amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant and the Plan with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment (other than information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules) which indicates that all of the securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock to which this Registration Statement relates is being passed upon for the Registrant by Kristin L. Kruska Esq., Corporate Vice President, Transactions, Corporate & Securities Law and Secretary, in the Registrant’s Law Department. Ms. Kruska is eligible to participate in various employee benefit plans of the Registrant, including the Plan, and beneficially owns, or has rights to acquire, less than one percent of the Registrant’s outstanding shares of Common Stock.

Item 6.	Indemnification of Directors and Officers.

The following description of our indemnification of directors and officers and of certain provisions of our restated certificate of incorporation (our “charter”), our amended and restated bylaws (our “bylaws”), and of certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to the charter and the bylaws and the Delaware General Corporate Law (the “DGCL”).

Section 145 of the DGCL makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to directors only, in respect of certain unlawful dividend payments or stock redemptions or repurchases under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) with respect to officers only, in any action by or in the right of the corporation.

To the fullest extent permitted by the DGCL, the Registrant’s charter provides that no director or officer shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except in the certain instances enumerated above pursuant to Section 102(b)(7) of the DGCL. Furthermore, if the DGCL is amended to further eliminate or limit the liability of a director or officer, then the charter provides that a director or officer shall not be liable to fullest extent permitted by the amended DGCL.

The charter provides that the Registrant shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving (at such time as such person is or was a director or officer of the corporation) at the request of the Registrant as a director, officer, employee or agent of any other corporation or enterprise (including service with respect to an employee benefit plan), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Registrant generally shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Registrant.

The charter also provides that expenses incurred by an officer or director of the Registrant (acting in his or her capacity as such) in defending any such action, suit or proceeding shall be paid by the Registrant in advance of its final disposition, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Registrant of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant.

The charter also provides that the right to indemnification and the payment of expenses provided for in the charter shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the charter, bylaws, agreement, vote of the stockholders or disinterested directors or otherwise and that the Registrant may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Registrant would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

The Registrant maintains a directors’ and officers’ liability insurance policy providing coverage to its directors and officers, as authorized by the charter.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Motorola Solutions, Inc., dated May 15, 2024 (incorporated by reference to Exhibit 3.1 to Motorola Solutions, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2024).

4.2	Amended and Restated Bylaws of Motorola Solutions, Inc. effective as of November 17, 2022 (incorporated by reference to Exhibit 3.1 to Motorola Solutions, Inc.’s Current Report on Form 8-K filed on November 18, 2022).

*5.1	Opinion of Kristin L. Kruska Esq., Corporate Vice President, Transactions, Corporate & Securities Law and Secretary, Motorola Solutions, Inc., as to the validity of the securities being issued.

*5.2	IRS determination letter, dated June 30, 2020, related to the Plan.

*23.1	Consent of Kristin L. Kruska Esq., Corporate Vice President, Transactions, Corporate & Securities Law and Secretary, Motorola Solutions, Inc. (included in Exhibit 5.1).

*23.2	Consent of PricewaterhouseCoopers LLP.

*24.1	Power of Attorney (included on the signature page of this Registration Statement).

*107	Filing Fee Table.

*	Filed herewith

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee tables” in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act ) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 2, 2026.

MOTOROLA SOLUTIONS, INC.
(Registrant)

/s/ Jason J. Winkler
Jason J. Winkler
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Gregory Q. Brown, Jason J. Winkler and Katherine Maher, and each of them, with full power of substitution and resubstitution, as attorneys for him or her and in his or her name, place and stead, and in any and all capacities, to execute and file any amendments (including post-effective amendments), supplements or statements with respect to this Registration Statement, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he or she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney, or any of them, or their or his substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date or dates indicated.

Signature	Title	Date

/s/ Gregory Q. Brown	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 2, 2026
Gregory Q. Brown

/s/ Jason J. Winkler	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 2, 2026
Jason J. Winkler

/s/ Katherine Maher	Corporate Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 2, 2026
Katherine Maher

/s/ Nicole Anasenes	Director	January 2, 2026
Nicole Anasenes

/s/ Kenneth D. Denman	Director	January 2, 2026
Kenneth D. Denman

/s/ Ayanna M. Howard	Director	January 2, 2026
Ayanna M. Howard

	Director	January 2, 2026
Mark E. Lashier

/s/ Elizabeth D. Mann	Director	January 2, 2026
Elizabeth D. Mann

/s/ Gregory K. Mondre	Director	January 2, 2026
Gregory K. Mondre

/s/ Joseph M. Tucci	Director	January 2, 2026
Joseph M. Tucci

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 2, 2026.

MOTOROLA SOLUTIONS 401(k) PLAN
(Plan)

/s/ Judy Myrdacz
Judy Myrdacz
Chairperson of the Motorola Solutions 401(k) Plan Committee